UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 29, 2015
(Date of earliest event reported)

Halyard Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (678) 425-9273
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors
On October 29, 2015, the Board of Directors of Halyard Health, Inc. (the “Corporation”) elected William A. Hawkins III to the Board of Directors, effective December 1, 2015. Mr. Hawkins is currently the Lead Director at Immucor, Inc., a leading provider of transfusion and transplantation diagnostic products worldwide. Mr. Hawkins will serve on the governance committee of the Board of Directors and, effective January 1, 2016, is expected to serve as chairman of the compliance committee and as a member of the compensation committee. Mr. Hawkins will participate in the Corporation’s Outside Directors’ Compensation Plan. Mr. Hawkins was placed in Class III with a term expiring at the annual meeting of stockholders in 2018.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1    Press Release issued by Halyard Health, Inc. on November 4, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALYARD HEALTH, INC.

November 4, 2015	/s/ S. Ross Mansbach
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1    Press Release issued by Halyard Health, Inc. on November 4, 2015